STOCK PURCHASE AGREEMENT


                AGREEMENT, dated and effective as of December 5, 1994, between ROBERT PRICE (the "Buyer") and the persons listed on the signature page hereto (collectively, the "Seller") and LAIFER INC. ("Laifer").

                For and in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

                           ARTICLE I.

                        Purchase and Sale
                          of the Shares

                1.1 Agreement to Purchase and Sell. On the basis of the representations, warranties and agreements contained herein and subject to the terms and conditions hereof, the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, an aggregate of 1,000,000 shares (the "Shares") of common stock, par value of $.01 per share ("Common Stock"), of Price Communications Corporation, a New York corporation (the "Company"), for a purchase price of $6.55 per share or an aggregate purchase price of $6,550,000 (the "Purchase Price"), which shall be paid as follows:

                        (a) $1,965,000, by certified check, at the Closing (as defined below) of the purchase of 300,000 shares of Common Stock from Seller, to occur on December 5, 1994; and

                        (b) the balance of $4,585,000 by certified check(s) in the per share amount provided under Section 1.1 above, at Closing(s) of the purchase of an aggregate of 700,000 shares of Common Stock from Seller, such Closing(s) to occur on such date(s) (no later than December 20, 1994 (time being of the essence with respect to such date)), as may be specified in written notice(s) from Buyer to Seller, given no less than three days prior to the date(s) of such respective Closing(s), which notice(s) shall specify the number of shares to be purchased and sold at such Closing(s).

                The obligations of the Seller under this Article I shall be to sell the number of shares of Common Stock set forth opposite the respective names of such Sellers on Annex A hereto (such sales to be made at the respective Closings hereunder pro rata by each Seller in proportion to the number of shares set forth opposite the name thereof on Annex A, or in such other proportion as such Sellers may agree).




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                1.2  The Closings.  The closings of the purchase and sale of the Shares (the "Closings") shall take place at the offices of Shereff, Friedman, Hoffman & Goodman, LLP, 919 Third Avenue, New York, New York, or at such other place mutually agreed upon by the Seller and the Buyer, at 10:00 a.m. (New York City time) on the dates set forth in Section 1.1 above (the time and date of the Closing is hereinafter referred to as the "Closing Date"). On the Closing Date (i) the Seller shall sell, assign and cause to be delivered to the Buyer and/or his assign(s) stock certificates of the shares of Common Stock purchased at that Closing issued in such names and denominations as Buyer may request; and (ii) Buyer and/or its assign(s) shall pay the Purchase Price for such shares to such parties as may be specified by Laifer on behalf of Seller.

                1.3 Assignability. The Buyer may assign any of its rights or delegate any of its duties under this Article I, provided that at the Closing the assignee confirms in writing that the representation and warranties set forth in Article III are true and correct with respect to it. The Seller may assign any of its rights or delegate any of its duties under this Article I, provided that at the Closing the assignee confirms in writing that the representations and warranties set forth in Article II are true and correct with respect to it and the Shares to be sold by it. No assignment pursuant to this Section 1.3 shall relieve either Buyer or Seller of its liability under this Agreement.

                1.4 Conditions to Closing; Termination of Agreement. The obligations of the Buyer to purchase and pay for the Shares, as provided herein, and the obligations of the Seller to sell and transfer the Shares, as provided herein, shall, in each case, be subject to the continuing accuracy of the representations and warranties of the other party contained herein. Since time is of the essence, this Agreement shall be automatically terminated and of no further force or effect (unless otherwise agreed to in writing by the parties hereto), in the event all of the Closing(s) are not held on or prior to December 20, 1994. In the event that such termination is a result of Buyer's failure to purchase the Shares or Buyer's breach of any provision of this Agreement, then, in addition to any damages incurred as a consequence thereof and any other rights or remedies the Seller may have at law or in equity, this Agreement, including, without limitation, the provisions set forth in Articles IV and V hereof, shall be deemed terminated and shall be of no further force and effect. The parties acknowledge that default by any Seller or Laifer in its obligations under this Agreement would cause Buyer to incur damages for which there is no adequate remedy at law; and the parties consequently agree that, in addition to any other remedies, any such default shall be subject to the remedy of specific performance.

                           ARTICLE II.

    Representations, Warranties, and Agreements of the Seller

                The Seller, severally and not jointly, represents and warrants to, and agrees with, the Buyer as follows:


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                2.1  Authorization.  Such Seller has all requisite power and authority to execute, deliver, and perform this Agreement and to sell the Shares to the Buyer. This Agreement has been duly authorized, executed, and delivered by such Seller, is the legal, valid, and binding obligation of such Seller, and is enforceable as to such Seller in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally. Laifer has been duly authorized by such Seller to enter into this Agreement on behalf of such Seller, including without limitation the provisions of Article IV hereof which apply to the Shares of Common Stock set forth on the signature page hereof beneficially owned by such Seller.

                2.2 Consent. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any Federal, state, local, or other governmental authority or of any court or other tribunal is required for the execution, delivery, or performance of this Agreement by such Seller. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which such Seller is a party, or by which any of its properties or assets is bound, is required for the execution, delivery, or performance by such Seller of this Agreement.

                2.3 Shares. Such Seller is the beneficial owner of the number of Shares set forth under its name on the signature page hereto, and the Shares are owned free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts (other than any such items created by this Agreement). Upon the Closing, following receipt by such Seller (or its designees) of the Purchase Price and delivery of the certificates evidencing the Shares to the Buyer or its assignee, the Buyer or its assignee will have good title to the Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts (other than any such items created by the Buyer or its assignee).

                          ARTICLE III.

    Representations, Warranties, and Agreements of the Buyer

                The Buyer represents and warrants to, and agrees with, the Seller as follows:

                3.1 Authorization. The Buyer has all requisite power and authority to execute, deliver, and perform this Agreement and to purchase the Shares from the Seller. This Agreement has been duly authorized, executed, and delivered by the Buyer, is the legal, valid, and binding obligation of the Buyer, and is enforceable as to the Buyer in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.


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                3.2  Consent.  No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any Federal, state, local, or other governmental authority or of any court or other tribunal is required for the execution, delivery, or performance of this Agreement by the Buyer. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Buyer is a party, or by which any of his properties or assets is bound, is required for the execution, delivery, or performance by the Buyer of this Agreement.

                3.3 Exempt Transaction. The Buyer understands that the Shares are being offered and sold pursuant to one or more exemptions from the registration or qualification requirements of the securities laws.


                           ARTICLE IV.

                     Right of First Refusal

                From and after the date hereof until Laifer has sold or otherwise transferred in bona fide good faith transactions all of the 2,034,144 shares of Common Stock currently beneficially owned by it, Laifer covenants and agrees with the Buyer that whenever Laifer proposes to sell any shares of Common Stock, Laifer shall follow the procedure set forth in this Article IV.

                Prior to the sale by Laifer of shares of Common Stock, Laifer shall notify the Buyer, or such person designated by the Buyer in accordance with Section 6.1 to receive such notice, by telephone call during days and hours in which the American Stock Exchange ("Amex") is open for trading (the days on which the Amex is open for trading, are referred to herein as "business days") to the telephone number set forth in Section 6.1 (the "Offeror's Call"), which notice shall be confirmed by facsimile transmission as soon as practicable (and in no event later than 20 minutes) after the termination of the Offeror's Call, of its intention to sell a specified number of shares of Common Stock (the "Offered Shares"), and the price (the "Price") at which it proposes to make such sale. The Buyer shall have the right, but not the obligation, to notify Laifer by telephone call to the telephone number set forth in Section 6.1 (which notice shall be confirmed by facsimile transmission as soon as practicable after the termination of such telephone call) within one hour after the termination of the Offeror's Call that the Buyer desires to purchase all (but not less than all) of the Offered Shares, provided, however, that if the number of Offered Shares is 200,000 or more, then the Buyer shall have 3 hours after the termination of the Offeror's Call to notify Laifer that the Buyer desires to purchase all (but not less than all) of the Offered Shares. Failure to give such notice within the appropriate time period shall constitute a waiver of the Buyer's right to purchase the Offered Shares under this Article IV for the 24 hour period specified below. Failure to place any such telephone call shall be a breach of this Article IV, but failure to speak with a person designated by Buyer or Laifer in Section 6.1 shall not be deemed a breach of this Article IV, as long as Laifer or Buyer, as the case may be, has placed the call,


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the telephone has been answered and Laifer or Buyer, as the case may be, requested to speak with the person or persons designated reasonably describing the purpose of the call.

                If the Buyer shall give Laifer timely notice that he desires to purchase all (but not less than all) of the Offered Shares, he or his assignee shall purchase such shares within 5 business days (time being of the essence) after the Buyer notifies Laifer of his desire to purchase the Offered Shares at a place and time mutually agreed upon by Laifer and the Buyer, provided, however, that if the number of Offered Shares is 200,000 or more, then the Buyer shall have 10 business days (in lieu of 5 business days), time being of the essence, after the Buyer notifies Laifer of his desire to purchase the Offered Shares to purchase such shares. In the event the Buyer or his assignee fails to close a purchase of Offered Shares within the aforesaid periods, whichever is applicable, then, in addition to any damages incurred as a consequence thereof and any other rights or remedies Laifer may have at law or in equity, this Agreement, including, without limitation, the provisions set forth in Articles IV and V hereof, shall be deemed terminated and be of no further force or effect. If the Buyer does not elect to purchase all of the Offered Shares within one hour or three hours, whichever is applicable, then Laifer shall have the right to sell the Offered Shares at a price equal to or greater than the Price for a period of 24 hours after the expiration of such one or three hour period, as applicable. The provisions of this Article IV shall not apply to the bona fide good faith distribution or other transfer of any shares of Common Stock by Laifer to any affiliate or client of Laifer, to any partner or affiliate of any such client (including, without limitation, any partner of Hilltop Partners, L.P. or shareholder of Hilltop Offshore Limited), or to any officer, director, shareholder or employee of Laifer; provided, however, that the provisions of this Article IV shall continue to apply to any shares so distributed or transferred directly or indirectly to any officer, director, employee or shareholder of Laifer and shall in any event continue to apply to all shares distributed or transferred under this sentence as to which Laifer has or retains beneficial ownership (such term, as used in this Article IV and Article V below, to include all shares beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934).

                           ARTICLE V.

                        Irrevocable Proxy

                From and after the date hereof until Laifer has sold or otherwise transferred in bona fide good faith transactions all of the 2,034,144 shares of Common Stock currently beneficially owned by it, Laifer and each Seller hereby appoints the Buyer as its proxy to represent and vote all shares of Common Stock which Laifer beneficially owns (either solely or together with such Seller), with all powers Laifer possesses if voted by Laifer or such Seller, including, without limitation, the power to execute written consents, on all matters coming before holders of Common Stock for vote or written consent. This proxy is coupled with an interest, is irrevocable and shall be valid and remain in full force and effect until the earlier of the date set forth in the prior sentence and the tenth anniversary of the date hereof (and Laifer and each Seller hereby agree, as contemplated by Section 620(a) of the New


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York Business Corporation Law, to vote all of the aforesaid shares as directed by Buyer during the period and to the extent provided herein), provided, however, that the proxy granted hereby shall automatically expire and be void with respect to any shares of Common Stock that Laifer sells, distributes or otherwise transfers in a bona fide good faith transaction to a person other than any officer, director, employee or shareholder of Laifer so long as Laifer does not have or retain beneficial ownership with respect to such sold, distributed or transferred shares.

                           ARTICLE VI.

                          Miscellaneous

                6.1 Communications. Except as otherwise provided herein, all notices or other communications hereunder shall be in writing and shall be given by registered or certified mail (postage prepaid and return receipt requested), by an overnight courier service which obtains a receipt to evidence delivery, or by telex or facsimile transmission (provided that written confirmation of receipt is provided), addressed as set forth below:

                If to the Buyer:

                        Robert Price
                        c/o Price Communications Corporation
                        45 Rockefeller Plaza
                        Suite 3201
                        New York, New York 10020

                With a copy to:

                        Proskauer Rose Goetz & Mendelsohn
                        1585 Broadway
                        New York, New York 10036
                        Attention: Peter Samuels, Esq.

                If to the Seller or Laifer:

                        Laifer, Inc.
                        114 West 47th Street
                        New York, New York 10036
                        Attention: Lance Laifer, President


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                With a copy to:

                        Shereff, Friedman, Hoffman & Goodman, LLP
                        919 Third Avenue
                        New York, New York  10022
                        Attention: Gerald Adler, Esq.

or such other address as any party may designate to the other in accordance with the aforesaid procedure. All notices and other communications sent by overnight courier service shall be deemed to have been given as of the next business day after delivery thereof to such courier service, those given by telex or facsimile transmission shall be deemed given when sent, and all notices and other communications sent by mail shall be deemed given as of the third business day after the date of deposit in the United States mail.

                All telephone calls and facsimile transmissions pursuant to
Section IV shall be to the following numbers (or such other numbers as any party may designate to the other in accordance with the procedures set forth in this Section 6.1):

        If to the Buyer:        Robert Price, or, in the absence or
                                unavailability of Mr. Price, Kim Pressman, or, in the absence or unavailability of Ms.
                                Pressman, James Kreps.

        Telephone Number:               (212) 757-5600
        Facsimile Number:               (212) 397-3755

        If to Laifer:           Lance Laifer, Joan Gill or Jeffrey Eisenberger
                                (at least one of whom shall be available at all times during the one or three hour period specified in Article IV above).

        Telephone Number:               (212) 921-4139
        Facsimile Number:               (212) 921-5177


                6.2 Successors and Assigns. The Buyer may assign, transfer or otherwise convey any of its rights or delegate any of its duties under this Agreement and this Agreement shall be binding on the Buyer and such assignee. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors, assigns, heirs and personal representatives.

                6.3 Amendments and Waivers. Neither this Agreement nor any term hereof may be changed or waived (either generally or in a particular instance and either retroactively or prospectively) absent the written consent of both parties hereto.


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                6.4  Survival of Representations, Etc.  The representations, warranties, covenants, and agreements made herein or in any certificate or document executed in connection herewith shall survive the execution and delivery of this Agreement, the delivery of the Shares to the Buyer and the delivery of the Purchase Price to the Seller, irrespective of any investigation made by or on behalf of either party hereto.

                6.5 Delays or Omissions; Waiver. No delay or omission to exercise any right, power, or remedy accruing to either party hereto upon any breach or default by the other under this Agreement shall impair any such right, power, or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

                6.6 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and all prior negotiations, discussions, commitments, and understandings heretofore had between them with respect thereto are merged herein.

                6.7 Separability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                6.8 Headings. All article and section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

                6.9 Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to conflict of laws.


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                6.10  Further Actions.  At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

        IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.



                                        /s/ Robert Price
                                        Robert Price


                                        LAIFER, INC.
                                        By:  /s/ Lance Laifer
                                        Name:  Lance Laifer
                                        Title: President


                                        SELLERS:

                                        Hilltop Partners, L.P.
                                                Number of Shares owned: 993,100
                                        Hilltop Offshore Limited
                                                Number of Shares owned: 184,900
                                        Wolfson Equities
                                                Number of Shares owned: 125,200
                                        Grosvenor Multi-Strategy Fund, L.P.
                                                Number of Shares owned: 25,925
                                        Haussman Holdings N.V.
                                                Number of Shares owned: 140,800
                                        Chesed Congregations of America
                                                Number of Shares owned: 108,200
                                        Wolfson Family Trust
                                                Number of Shares owned: 95,400
                                        The Wolfson Grandchildren Trust
                                                Number of Shares owned: 8,900
                                        The Rebecca Trust (Rebecca #1)
                                                Number of Shares owned: 50,400


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                                        The R Trust (Rebecca #2)
                                                Number of Shares owned: 81,433
                                        United Congregation Mesorah
                                                Number of Shares owned: 102,600
                                        F/B/O Zev W. Wolfson IRA Rollover,
                                        Neuberger & Berman Cust.
                                                Number of Shares owned: 117,286

                                        BY:  LAIFER INC.



                                        By:  /s/ Lance Laifer
                                        Name:  Lance Laifer
                                        Title: President



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                                     Annex A

          Sellers                         Number of Shares to Be Sold
          -------                         ---------------------------
          Hilltop Partners, L.P.                    488,216
          Hilltop Offshore Limited                   90,898
          Wolfson Equities                           61,549
          Chesed Congregations of America            53,192
          Wolfson Family Trust                       46,899
          The Wolfson Grandchildren Trust             4,375
          The Rebecca Trust (Rebecca #1)             24,777
          The R Trust (Rebecca #2)                   40,033
          United Congregation Mesorah                50,439
          F/B/O Zev W. Wolfson IRA Rollover,
             Neuberger & Berman Cust.                57,659
          Haussmann Holdings N.V.                    69,218
          Grosvenor Multi-Strategy Fund, L.P.        12,745
                                                -----------
                  Total                           1,000,000
                                                ===========


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